SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $1,243,122.71
B Recoveries this period relating to Defaulted Recvbles $3,576.58 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $86,268.28
E Interest earnings this period on Certificate Account
  balances                                            $30,322.34
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $50,213.65
G Investment Earnings on the cash collateral account depos
  deposit                                             $65,143.18

1 TOTAL REVENUES                                   $1,478,646.74

H Certificateholder Interest                         $740,888.05
I Defaulted Receivables this period                  $262,500.29
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period
M Servicing Fee this period                          $123,861.06
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $40,576.57
P Loan Fee on Loan                                     $5,381.28

2 TOTAL EXPENSES                                    $1,173,457.25

3 EXCESS SPREAD                                      $ 305,189.49
Q Pool Balance on first day of related Collection
  Period                                         $148,633,274.35


  EXCESS SPREAD PERCENTAGE                                 2.46%

  Three month average Excess Spread Percentage             2.12%
  Six month average Excess Spread Percentage               2.15%



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 CONTRACTS

 R # of contracts on first day of Collection Period      16,932
 S # scheduled pay off
 T # prepayment in full                                     479
 U Defaulted contracts                                       46

 4 # of contracts on last day of Collection Period       16,407


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $148,633,274.35
 W Scheduled principal received this period
 X Principal repayments received this period        $7,146,561.18
 Y Defaulted receivables this period                   $210,343.34

 5 Pool Balance on last day of related Collection
 Period                                          $141,276,369.83

   OTHER DATA

 Weighted average original term of remaining contracts   57.40
 Weighted average remaining term of remaining contracts  35.97
 Weighted average APR of remaining contracts             9.70%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $137,985,120.83       97.67%           16,034
  30-59 days   $  1,850,172.93         1.31%              214
  60-89 days        495,613.13          0.35%               55
  90-119 days       234,287.26         0.17%                23
 120-149 days       222,888.63         0.16%               28
 150-179 days       139,766.74         0.10%               20
 180+days           348,520.31         0.25%               33

  TOTAL        $141,276,369.83       100.00%          16,407